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                                                              Exhibit 5
                             [PROSKAUER LETTERHEAD]



September 22, 1997


Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046

Dear Sirs:

We have acted as counsel to Computer Horizons Corp. (the "Company"), a New
York corporation, in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (Registration No. 333-33665) ("the Registration Statement") under the Securities Act of 1933 relating to the proposed offering by the Company of 2,500,000 shares of its common stock
(plus up to 450,000 additional shares of its common stock to cover overallotments) and the proposed offering by certain selling shareholders of up to 500,000 shares of the Company's common stock.


We have made such investigation and examined such documents and records (including certificates of certain public officials and certificates furnished by officers of the Company) as we have deemed necessary, and on that basis we are of the following opinion:


        1. The shares of the Company's common stock to be offered by the Company to the public pursuant to the Registration Statement (including the additional shares issuable to cover overallotments) have been duly authorized and, when issued and paid for in the manner described in the Registration Statement, will be validly issued and fully paid and nonassessable (subject to Section 630 of the New York Business Corporation
Law).


        2. The shares of the Company's common stock to be offered by certain selling shareholders to the public pursuant to the Registration Statement have been duly authorized and are validly issued and fully paid and nonassessable (subject to Section 630 of the New York Business Corporation
Law).


We consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the use of this opinion for filing as exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange
Commission thereunder.



Very truly yours,



/s/  PROSKAUER ROSE LLP